UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

NATIONAL SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 8.01	OTHER EVENTS

On June 15, 2010 National Semiconductor Corporation (the “Company) repaid its outstanding  $250 million  principal amount Senior Floating Rate Notes  due June 15, 2010 (the “Notes”)  issued under that Supplemental Indenture dated June 18, 2007 to the Indenture dated June 18, 2007 each by and among the Company and  Bank of New York Trust Company NA, as Trustee,  in accordance with the terms of the Notes.  The total amount of the repayment was $250,323,936, which included the aggregate principal amount outstanding and accrued interest through the repayment date.   The interest rate applicable to the Notes was 0.25 percent over the three-month London Interbank Offered Rate, reset quarterly, and interest was payable quarterly on each of March 15, June 15, September 15 and December 15.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: June 17, 2010	//S// Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel and Secretary